Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation Announces Reinstatement of Quarterly Cash Dividend

ATLANTA, January 25, 2012 - Marine Products Corporation (NYSE: MPX) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.02 per share payable March 9, 2012 to common stockholders of record at the close of business on February 10, 2012.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our Web site at www.marineproductscorp.com.

For information contact:
BEN M. PALMER
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

JIM LANDERS
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com